UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):
July 31, 2006

NAVISTAR FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4146-1
(State or other Jurisdiction of Incorporation)	(Commission File Number)

425 N. Martingale Road Schaumburg, Illinois	60173
(Address of principal executive offices of registrant)	(Zip Code)

Registrant’s telephone number, including area code:  630-753-4000

Former name or former address, if changed since last report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events

This Form 8-K/A is being filed for the purpose of amending certain original disclosures previously filed by the registrant on October 26, 2006 because the original information contained in Exhibit 99 contained an error. Attached hereto as Exhibit 99 is the corrected version of the table..

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit 99

Table I   Retail & Lease Loss Delinquency Data

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION
(Registrant)

Date: November 6, 2006	By: /s/	JOHN V. MULVANEY, SR.
John V. Mulvaney, Sr.
Vice President and Controller
(Principal Accounting Officer)

Exhibit 99

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						Table I
NAVISTAR FINANCIAL CORPORATION
TRUCK RETAIL NOTE & LEASE LOSSES

	Fiscal Year Ended October 31					Nine-month Ended
(In millions of dollars, except ratios)	2001	2002	2003	2004	2005	07/31/06

Gross Retail Note Balances	$ 2,720	$ 2,529	$ 2,535	$ 2,827	$ 3,328	$ 3,595
Gross Lease Balances	531	453	365	328	298	301
Gross Balance Outstanding at
end of Period	$ 3,251	$ 2,982	$ 2,900	$ 3,154	$ 3,626	$ 3,896
Percentage of Gross Balance
Outstanding 31-60 days at end of Period (2)	3.81%	2.57%	2.41%	1.95%	1.10%	1.13%
Outstanding over 60 days at end of Period	1.16%	0.54%	0.38%	0.31%	0.37%	~~1.40%~~ 0.28%

Average gross balance of retail	$ 3,456	$ 3,064	$ 2,873	$ 2,944	$ 3,341	$ 3,765
notes and leases

Net losses (recoveries):
NFC	$ 23.4	$ 19.8	$ 14.7	$ 10.5	$ 6.8	$ 5.0
ITEC	37.3	38.2	24.1	10.4	6.6	2.4
Combined	$ 60.7	$ 58.0	$ 38.8	$ 20.9	$ 13.4	$ 7.4

Liquidations minus net losses:	$ 1,503	$ 1,435	$ 1,338	$ 1,318	$ 1,355	$ 1,130

Net losses (recoveries) as a
percentage of liquidations
minus net losses:
NFC	1.56%	1.38%	1.10%	0.80%	0.50%	0.44%
ITEC	2.48%	2.66%	1.80%	0.79%	0.49%	0.21%
Combined	4.04%	4.04%	2.90%	1.59%	0.99%	0.66%

Net losses (recoveries) as a
percentage of average gross
balance:
NFC	0.68%	0.65%	0.51%	0.36%	0.20%	0.18%
ITEC	1.08%	1.25%	0.84%	0.35%	0.20%	0.09%
Combined	1.76%	1.90%	1.35%	0.71%	0.40%	0.26%

Repossessions as a percentage
of average gross balance	4.47%	2.88%	2.86%	1.42%	0.86%	0.72%

(2) Retail notes only

Please be aware that all financial information is preliminary and unaudited. Also, Independent Public Accountants have not reviewed any of the statistical data contained herein.

For purposes of the tables set forth above:

• “Gross Retail Note Balance” means, (a) with respect to a retail note as of a specified date, the unpaid principal balance thereof as of such date plus for a retail note classified by Navistar Financial Corporation, as servicer, as a “finance charge included contract,” the finance charges included in the payments due on or after such date and (b) with respect to a retail lease, the aggregate remaining periodic rental payments plus the residual payment, which, for such purposes, shall be assumed to be made on the last day of the lease term.

• “Gross Balance Outstanding” means the aggregate Gross Balance for all retail notes and retail leases owned or serviced by Navistar Financial Corporation that have installments past due by the indicated number of days (other than liquidating receivables).

• “Liquidations” means, with respect to the related period, the aggregate Gross Balance of receivables outstanding at the beginning of the period plus the aggregate Gross Balance of receivables acquired during the period, minus the aggregate Gross Balance of receivables outstanding at the end of the period.

• “Net Losses” means, (a) with respect to all retail notes written off during the period, the sum of the unpaid principal balances thereof plus accrued and unpaid interest at the time of repossession of the truck(s), truck chassis, bus(es) or trailer(s) securing all the written-off retail notes, net of all recoveries with respect to those retail notes and (b) with respect to all retail leases written off during the period, the outstanding capitalized cost plus accrued and unpaid interest at the annual percentage rate of those retail leases at the time of repossession, net of all recoveries with respect to such retail leases.

• “Serviced Wholesale Notes” means (a) all outstanding wholesale notes which NFC or any other Subsidiary owns at such time or which NFC or any other subsidiary has sold and continues to have an economic interest in (through ownership of a seller certificate, a right to receive payment of deferred purchase price, an undivided interest in the trust, etc) at such time or (b) the unpaid balances thereof.

• “Past Due Serviced Wholesale Notes” means the aggregate unpaid balance at the end of such month of all serviced wholesale notes (or installments thereof) which are mote than one month past due at the end of such month.

The financial data presented in this package for the 2005 fourth quarter and the 2006 first, second, and third quarter are preliminary and unaudited and are subject to change based on the completion of Navistar International Corporation’s on-going review of accounting matters, the completion of the NFC’s and NIC’s 2005 fourth quarter and 2006 first, second, and third quarter financial statements and the completion of the restatement of NIC’s financial results for the fiscal years 2002 through 2004 and for the first nine months of fiscal 2005.